Exhibit 10.35

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made between NeoRx Corporation (hereinafter referred to as “NeoRx”), with addresses at 300 Elliott Avenue West, Suite 500, Seattle, Washington 98119, and Alan B. Glassberg, M.D. (hereinafter referred to as “Consultant”), with address at 126 Poplar Drive, Kentfield, California 94904.

THE PARTIES AGREE AS FOLLOWS:

1.                                       Effective Date. This Agreement shall be effective July 1, 2005.

2.                                       Term. The term of this Agreement shall be from July 1, 2005, through December 31, 2005. Either party may terminate this Agreement immediately with cause, or upon 30 days prior written notice without cause.

3.                                       General Purpose. The general purpose of this Agreement is to engage Consultant to provide advisory services relating to NeoRx platinum compound technology and such other evaluations and services relative to new business and technology opportunities, premarketing assessments and general clinical and business strategies. Such services shall be performed in conformance with professional standards for performing services of a similar kind.

4.                                       Compensation. During the term of this Agreement, NeoRx shall pay Consultant the sum of $300 per hour once monthly upon receipt of an Invoice for the services directed to the attention of Accounts Payable at NeoRx. The Invoice shall provide the date and a brief description of the services rendered per day, and NeoRx shall provide payment for approved services within thirty days of receipt of such Invoice. In addition, NeoRx shall reimburse Consultant for actual and necessary out-of-pocket expenses incurred, where such expenses are necessary and related to services rendered under this Agreement; such expenses should be billed in the same Invoice submitted for services. Consultant’s fees for service (excluding reimbursement for expenses) are, however, subject to a maximum of $55,000 for services, which maximum cannot be exceeded without the prior written approval of NeoRx before such services are rendered. In the event of early termination as provided for in paragraph 2 hereof, Consultant shall invoice (and NeoRx shall pay) for services and expenses incurred through the date that notice is received. Consultant is responsible for the payment of all required payroll taxes, whether federal, state or local in nature, including but not limited to income taxes, Social Security taxes, Federal Unemployment Compensation taxes, and any other fees, charges, licenses, or payments required by law.

5.                                       Confidentiality. All data, materials and information submitted or made available to Consultant by NeoRx or by any other person or entity at the direction of NeoRx, unless otherwise publicly available, and all data, materials and information, and other work developed by Consultant under this Agreement, shall be utilized by Consultant in connection with this Agreement only, shall be maintained in confidence and shall not be made available by Consultant to any other person or entity. Consultant will ensure Consultant’s agents, employees, officers, and trustees are bound to confidentiality of NeoRx data, materials and information to the same extent that Consultant is bound under this Agreement.

6.                                       Ownership.

(a)                                  NeoRx shall exclusively own all data, information, and other work developed or obtained by Consultant pursuant to this Agreement, either alone or with others, including all inventions, discoveries, concepts and ideas, whether patentable or not, including but not limited to articles, processes, methods, formulas, systems and techniques, as well as improvements and derivations and know-how related thereto (hereinafter referred to as “Inventions”).

(b)                                 Consultant hereby assigns to NeoRx or its designee all of Consultant’s right, title and interest in and to any Inventions, any patent applications relating thereto, and any patents granted thereon, and will execute any such formal Assignment documents that NeoRx may request from time to time. Consultant shall disclose such Inventions to NeoRx promptly and in writing. When requested, and at NeoRx’s expense, Consultant will assist NeoRx or NeoRx’s designee, in efforts to protect NeoRx’s proprietary and patent rights to such Inventions.

(c)                                  Immediately upon termination of this Agreement for any reason, all such data, information, and other work, in whatever form, shall be turned over to NeoRx.

(d)                                 For purposes of this Agreement any copyrightable work (hereinafter referred to as “Work”) developed in the course of performance under this Agreement shall be deemed “work made for hire” under federal copyright law, and all ownership rights to such Work belong to NeoRx.

(e)                                  Should such Work not constitute a “work made for hire” under copyright law, Consultant hereby grants, transfers, assigns, and conveys to NeoRx and its successors and assigns, the entire right, title and interest in the Work or any part thereof, including but not limited to the right to reproduce, prepare derivative works, distribute by sale, license or other transfer; to perform publicly, to display and to secure copyrights or patents and renewals, reissues and extensions of any such copyrights or patents in the United States of America or any foreign country.

7.                                       Debarment. Consultant represents and warrants that neither Consultant or Consultant’s employees, nor any other person retained by Consultant to perform the services under this Agreement (1) is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. Sec. 301, et seq), or (2) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR Sec. 312.70 or its successor provisions. In addition, Consultant represents and warrants that Consultant has not engaged in any conduct or activity which could lead to any of the above mentioned disqualification or debarment actions. If during the term of this Agreement, Consultant or any person employed or retained by Consultant to perform the services under this Agreement (1) comes under investigation by FDA for debarment action or disqualification, (2) is debarred or disqualified, or (3) engages in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions, Consultant shall immediately notify NeoRx. For the purposes of this section, reference to the FDA and the Generic Drug Enforcement Act shall also be deemed a reference to any other governmental or regulatory authorities having jurisdiction over the subject matter of the services under this Agreement or any other laws and regulations application to such services.

8.                                       Insider Trading. Consultant acknowledges and understands that the purchase and sale of securities on the basis of material nonpublic information, commonly referred to as “inside information”, or the selective disclosure of inside information to others who may trade, is prohibited by federal and state laws. Consultant agrees to comply with all securities laws and regulations, and Consultant will not use any inside information gained through Consultant’s relationship with NeoRx to trade in the securities of NeoRx or any other company to which the inside information may apply.

9.                                       Compliance with Applicable Laws. Consultant warrants and represents that Consultant will comply with all federal, state, and local laws applicable to performance of the work under this Agreement.

10.                                 Authority and Adherence. Consultant warrants that Consultant has the authority to enter into this Agreement and that entering into this Agreement is not restricted or prohibited by any existing agreement to which Consultant is a party. Further, Consultant shall require Consultant’s officers, employees, affiliates, associates, agents, contractors and other personnel, if any, to adhere to the terms of this Agreement.

11.                                 Assignment and Subcontract. This Agreement may not be assigned or subcontracted by Consultant without the express written consent of NeoRx.

12.                                 Advertisement. Consultant may not use the name NeoRx Corporation or any variation thereof for advertising or publicity purposes without first obtaining the written consent of NeoRx.

13.                                 Governing Law; Jurisdiction. This Agreement is governed by the laws of the State of Washington, without regard to any conflicts-of-law principle that directs the application of another jurisdiction’s laws. Venue of any suit or proceeding arising out of or relating to this Agreement shall lie exclusively in the state or federal courts located in King County, Washington, and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Further, if NeoRx is reasonably required to initiate legal action under this Agreement, NeoRx shall be entitled to recover its reasonable attorney’s fees and costs from the Recipient.

14.                                 No Presumption Against Drafter. For purposes of this Agreement, the parties hereby waive any rule of construction that requires that ambiguities in this Agreement be construed against the drafter.

15.                                 Notices. Each notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by fax or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated in the first paragraph of this Agreement, or to such other address as may be designated in writing. Notices shall be considered received on the date faxed or on the date of the dated receipt from the commercial carrier.

16.                                 Waiver. A delay or failure by either party to exercise any right under this Agreement will not constitute a waiver of that or any similar or future right.

17.                                 Severability. If any provision of this Agreement is declared invalid by any Court, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

18.                                 Survival of Obligations. The provisions of paragraph 5, 6, 8, 13 and 16 shall survive termination or expiration of this Agreement.

19.                                 Entire Agreement. This Agreement represents the entire understanding of the parties and may not be modified except by written agreement of the parties and supersedes all prior written and/or oral agreements.

NeoRx Corporation

By:	/s/Anna Lewak Wight	/s/Alan B. Glassberg, M.D.
Anna Lewak Wight		Alan B. Glassberg, M.D.
Vice President, Legal

Social Security
or Tax Identifier: ###-##-####

APPROVED
NEORX LEGAL
Date:	6/28/2005
By:	ALW